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                                  EXHIBIT 18(e)

              Amended Schedule I to the Shareholder Servicing Plan







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                                                        Dated: _________, 1998

                                     FORM OF
                                   SCHEDULE I

         This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and Classes) of AmSouth Mutual Funds:

Name of Fund                                                  Class
---------------------                                         ---------
AmSouth Prime Obligations Fund                                Classic Class
AmSouth U.S. Treasury Fund                                    Classic Class
AmSouth Tax Exempt Fund                                       Classic Class
AmSouth Government Bond Fund                                  Classic Class
AmSouth Bond Fund                                             Classic Class
AmSouth Limited Maturity Fund                                 Classic Class
AmSouth Municipal Bond Fund                                   Classic Class
AmSouth Florida Tax-Free Fund                                 Classic Class
AmSouth Equity Fund                                           Classic Class
AmSouth Regional Equity Fund                                  Classic Class
AmSouth Balanced Fund                                         Classic Class
AmSouth Capital Growth Fund                                   Classic Class
AmSouth Small Cap Fund                                        Classic Class
AmSouth Equity Income Fund                                    Classic Class
AmSouth Enhanced Market Fund                                  Classic Class
AmSouth Large Cap Growth Fund                                 Classic Class